Exhibit 99.1

March 17, 2017

SolBright Renewable Energy, LLC

701 East Bay Street, Suite 302

Charleston, SC 29403

Re: Second Amended and Restated Proposal to Purchase certain Assets of the solar engineering, procurement and construction Business of SolBright

Dear Mr. Hassell:

This amended and restated letter (this "Letter") is intended to amend and restate the Proposal to Purchase certain Assets of the solar engineering, procurement and construction Business of SolBright dated October 14, 2016, as amended, and to summarize the amended and restated principal terms of a proposal being considered by Arkados Group, Inc. ("Buyer") regarding its possible acquisition (the "Transaction") of substantially all of the assets, and certain specified liabilities, of the solar engineering, procurement and construction business (the "Business") of SolBright Renewable Energy, LLC ("Seller"). The possible acquisition of the Business is referred to as the "Transaction" and Buyer and Seller are referred to collectively as the "Parties."

1.           Acquisition of Assets and Purchase Price.

(a)           Subject to the satisfaction of the conditions described in this Letter, at the closing of the Transaction Buyer would acquire substantially all of the assets of the Business, and certain specified liabilities of the Business (the "Assets"), free and clear of all encumbrances, other than those encumbrances associated with the assumed debt noted in Section 1(c)(iii) below, at the purchase price set forth in Section 1(c) below.

(b)           Excluded Assets. Certain Assets, comprising Seller projects that are identified in a schedule to the definitive purchase agreement (the "Definitive Agreement") as being at least 90% complete at the time of signing the Definitive Agreement as well as assets related to the Brandywick subsidiary, shall be excluded from the Purchased Assets.

(c)           Purchase Price. The purchase price for the Assets would be $15,000,000 (the "Purchase Price"), subject to allowances and adjustments and payable as follows:

Payable at Closing:

(i)           Cash. $3,000,000 in cash, payable at the closing of the Transaction;

(ii)          Buyer common stock. $4,000,000 in common stock of the Buyer, calculated with a cost basis of $1.00 per share of common stock, payable at the closing of the Transaction (the “Buyer Common Stock”), provided, however, that the number of shares of Buyer Common Stock issued will be subject to an anti-dilution provision which will provide for an increase in the number of shares of Buyer Common Stock issued if, within 120 days of the closing of the Transaction, the Buyer sells its common stock at a price per share that is lower than the price per share of the Buyer Common Stock received as consideration in the Transaction, in which case the number of shares issued to Seller will be recalculated using the lower price per share for the Buyer Common Stock;

(iii)         Assumption of Debt or Seller Note. $2,000,000 in the assumption of debt in the form of a line of credit at the closing of the Transaction. Buyer will work in good faith so that any personal guarantee provided by Mr. Hassell on the assumed debt will be released at closing or promptly thereafter, provided, however, that if the requisite consents for assumption of the line of credit are not received from the lender and the line of credit cannot be assumed then the Buyer will issue a three (3) year note to the Seller in an amount equal to the balance of the line of credit as of the date of the closing of the Transaction (the “Seller Note”). The Seller Note, which shall be guaranteed by the Buyer and which shall have a first lien on the accounts receivable of the Business, will bear simple interest at a rate of 15% per annum (which will be paid to Seller quarterly) and will include a clause setting forth the seniority of the Seller Note with respect to the Buyer’s other debt, as it relates to the overall repayment of debt, requiring repayment of the Seller Note prior to repayment of any other long term debt. Any balance remaining on the Seller Note will be automatically redeemed upon closing of a qualified equity financing with proceeds to the Company of at least $10,000,000.

(iv)         Buyer preferred stock: $6,000,000 in the form of 4% Convertible Preferred Stock of the Company (the “Buyer Preferred Stock”) with interest paid quarterly and with a conversion price of $1.50 per share. As long as there is a balance on the Seller Note, the Buyer Preferred Stock will be redeemed on a quarterly basis from cash flows calculated as follows: 50% of the last four quarter EBITDA of the acquired solar business (calculated in accordance with GAAP, beginning on the closing date) minus the last 12 month interest payments on the Buyer Preferred Stock, minus $1.2 million, until the Buyer Preferred Stock has been fully redeemed. Once the Seller Note has been redeemed in full, the Buyer Preferred Stock will be redeemed on a quarterly basis from cash flows calculated as follows: 100% of the last four quarter EBITDA of the acquired solar business (calculated in accordance with GAAP, beginning on the closing date) minus the last 12 month interest payments on the Buyer Preferred Stock, minus $1.2 million, until the Buyer Preferred Stock has been fully redeemed. For the period from closing until the first twelve months, payment on the Buyer Preferred Stock shall be made quarterly based on the prorated last twelve months components of the above mentioned formula.

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(d)          Lock up for Equity Compensation: The Buyer Common Stock shall be subject to a twelve month lock up.

(e)          Indemnification Cap for Fundamental Representations and Warranties: The indemnification cap for fundamental representations and warranties shall be the total of any cash received by Seller, plus the $2,000,000 of shares received at the Closing. Claims for fraud and willful misrepresentation shall not be capped and shall survive until the expiration of the applicable statute of limitations. Fundamental representations and warranties shall include representations and warranties relating to organization, capitalization, good standing, authorization and enforceability, title to assets, and no broker.

(i)          Cap for Other Representations and Warranties: The indemnification cap for non-fundamental representations and warranties shall be $2,000,000. The survival period for non-fundamental representations and warranties shall be eighteen months.

(ii)          Offset against Buyer Preferred Stock: Buyer agrees to offset any claims against amounts due on the Buyer Preferred Stock. Any claims exceeding the amount of the Buyer Preferred Stock shall be paid in cash.

(iii)         Basket. The deductible indemnification basket for cumulative claims will be $100,000.

(f)           Working Capital: At the Closing, Buyer will assume all working capital of Seller that was generated in connection with the acquired assets.

(g)          Buyer has calculated the Purchase Price on the basis of information currently known to Buyer as supplied by Seller, including but not limited to information provided in the confidential information memorandum prepared by Seller and the cashflow projections provided by Seller.

2.           Proposed Definitive Agreement. As soon as reasonably practicable after the execution of this Letter, the Parties shall commence to negotiate the Definitive Agreement relating to Buyer's acquisition of the Assets, to be drafted by Buyer's counsel. The Definitive Agreement would include the terms summarized in this Letter and such other representations, warranties, conditions, covenants, indemnities and other terms that are customary for transactions of this kind and are not inconsistent with this Letter. The Parties shall also commence to negotiate ancillary agreements to be drafted by Buyer's counsel, including (i) a bill of sale, (ii) an assignment and assumption agreement.

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3.           Conditions. Buyer's obligation to close the proposed Transaction will be subject to customary conditions, including:

(a)          Buyer's satisfactory completion of due diligence;

(b)          Buyer's receipt of proceeds from financing transactions in an amount necessary to finance the Transaction, pay related fees and expenses and provide adequate ongoing working capital and on the terms and conditions satisfactory to Buyer;

(c)          the Board of Directors and, if required by statute or agreement, stockholders of Buyer and Seller approving the Transaction;

(d)          the Parties' execution of the Definitive Agreement and the ancillary agreements;

(e)          the receipt of any regulatory approvals and third party consents, on terms satisfactory to Buyer;

(f)          Mr. Hassell entering into an employment agreement with Buyer on mutually agreeable terms. Mr. Hassell’s employment agreement will include standard terms for similar executives.

(g)          Seller entering into restrictive covenants, in a form acceptable to Buyer, agreeing not to: (i) compete with the Business for three years following the closing, and (ii) hire or solicit any employee of the Business or encourage any such employee to leave such employment for a period of three of years following the closing; and

(h)          there being no material adverse change in the business, results of operations, prospects, condition (financial or otherwise) or assets of the Business.

4.           Due Diligence. From and after the date of this Letter, Seller will authorize its management to allow Buyer and its advisors, in good faith, reasonable access to the facilities, records, key employees, customers, suppliers and advisors of the Business for the purpose of completing Buyer's due diligence review. Any restrictions to access shall be disclosed and accepted by the Buyer prior to the execution of the Letter. The due diligence investigation will include, but is not limited to, a complete review of the financial, legal, tax, environmental, intellectual property and labor records and agreements of the Business, and any other matters as Buyer's accountants, tax and legal counsel, and other advisors deem relevant.

5.           Employment Arrangements. Buyer would offer employment to substantially all of the employees of the Business and would expect the Seller's management to use its reasonable best effort to assist Buyer to employ those individuals.

6.           Covenants of Seller. During the period from the signing of this Letter through the execution of the Definitive Agreement, Seller will: (i) conduct the Business in the ordinary course in a manner consistent with past practice, (ii) maintain its properties and other assets in good working condition (normal wear and tear excepted), and (iii) use its best efforts to maintain the Business and employees, customers, assets and operations as an ongoing concern in accordance with past practice.

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7.           Exclusivity. In consideration of the expenses that Buyer has incurred and will incur in connection with the proposed Transaction, Seller agrees that until such time as this Letter has terminated in accordance with the provisions of Section 8 (such period, the "Exclusivity Period"), neither it nor any of its representatives, officers, employees, directors, agents, stockholders, subsidiaries or affiliates (the "Seller Group") shall initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer from any person or group of persons other than Buyer and its affiliates (an "Acquisition Proposal") to acquire all or any portion of the Business or the Assets, whether by merger, purchase of stock, purchase of assets, tender offer or otherwise, or provide any non-public information to any third party in connection with an Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Transaction with Buyer. Seller agrees to immediately notify Buyer if any member of the Seller Group receives any indications of interest, requests for information or offers in respect of an Acquisition Proposal, and will communicate to Buyer in reasonable detail the terms of any such indication, request or offer, and will provide Buyer with copies of all written communications relating to any such indication, request or offer. Immediately upon execution of this Letter, Seller shall, and shall cause the Seller Group to, terminate any and all existing discussions or negotiations with any person or group of persons other than Buyer and its affiliates regarding an Acquisition Proposal. Seller represents that no member of the Seller Group is party to or bound by any agreement with respect to an Acquisition Proposal other than under this Letter.

8.            Termination.

(a)          Unless extended in writing by mutual agreement of the parties, this letter will automatically terminate and be of no further force and effect upon the earlier of (i) execution of the Definitive Agreement by Buyer and Seller, (ii) mutual agreement of Buyer and Seller, and (iii) March 31, 2017. Notwithstanding anything in the previous sentence, paragraphs 8, 10, 11 and 13 shall survive the termination of this Letter and the termination of this Letter shall not affect any rights any Party has with respect to the breach of this Letter by another Party prior to such termination.

(b)          In the event that at any time prior to the expiration of the Exclusivity Period Buyer ceases to negotiate the Definitive Agreement and ancillary documents in good faith in accordance with the terms of this Letter, Seller shall have the right to terminate this Letter and Buyer shall promptly pay to Seller a break-up fee of $250,000. Similarly, in the event at any time prior to the expiration of the Exclusivity Period Seller ceases to negotiate the Definitive Agreement and ancillary documents in good faith in accordance with the terms of this Letter, Buyer shall have the right to terminate this Letter and Seller shall promptly pay to Buyer a break-up fee of $250,000. For the avoidance of doubt, if Seller shall engage in any substantive discussions with any third party during this period and subsequently cease to negotiate the agreements or terminate its relationship with Buyer, the break-up fee shall be owed by Seller to Buyer.

9.           Bid Expiration. This offer will remain in effect until 5pm, Eastern time, three business days from the date of this Letter, unless earlier accepted or rejected by Seller, or withdrawn by Buyer. Upon acceptance by Seller, Sections 7 through 13 shall become legally binding and enforceable obligations of the Parties.

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10.         GOVERNING LAW. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF NEW YORK.

11.         Confidentiality. This Letter is confidential to the Parties and their representatives and is subject to the confidentiality agreement entered into between Buyer and Seller on June 17, 2016, which continues in full force and effect.

12.         No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Letter.

13.         Expenses. Buyer will pay Seller’s legal expenses for the transaction in an amount up to $75,000 in total, including all expenses, fees and disbursements and other payments made to Seller counsel, provided, however that if Buyer does not request a material modification to the terms of this Letter (it being understood and agreed that the addition of reasonable terms for a transaction of this nature not addressed in this letter shall not be interpreted as a material modification of the terms of this letter) and Seller shall cease to negotiate the Definitive Agreement and ancillary documents in good faith through the term of this Letter, Seller shall not be entitled to payment of Seller’s legal expenses and Buyer shall have no obligation to pay any of Seller’s legal expenses.

14.         No Binding Agreement. This Letter reflects the intention of the Parties, but for the avoidance of doubt neither this Letter nor its acceptance shall give rise to any legally binding or enforceable obligation on any Party, except with regard to paragraphs 7 through 13 hereof, which the Parties intend to be legally binding and enforceable. No contract or agreement providing for any transaction involving the Business shall be deemed to exist between Seller and Buyer and any of its affiliates unless and until a final definitive agreement has been executed and delivered.

15.         Miscellaneous. This Letter may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this Letter have been inserted for reference only and shall not be deemed to be a part of this Letter.

[SIGNATURE PAGE FOLLOWS]

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If you are in agreement with the terms set forth above and desire to proceed with the proposed Transaction on that basis, please sign this Letter in the space provided below and return an executed copy to the attention of Terrence DeFranco.

Very truly yours,

ARKADOS GROUP, INC.

By:	/s/ Terrence DeFranco
Name:	Terrence DeFranco
Title:	CEO

Agreed to and accepted:

SOLBRIGHT RENEWABLE ENERGY, LLC

By:	/s/ Patrick Hassell
Name:	Patrick Hassell
Title:	Managing Director

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